SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 19, 2003

(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

777 EAST WISCONSIN AVENUE

MILWAUKEE, WISCONSIN 53202-5304

(Address and zip code of principal executive offices)

(414) 271-6755

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE

On December 19, 2003, the Company issued a press release announcing plans to improve its cost efficiency worldwide with primary emphasis on the Color Group. Under the plan, the Company intends to reduce headcount and improve the efficiencies of its operations. In addition, the Company announced plans to eliminate the expense associated with subsidizing certain postretirement programs.. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION
(Registrant)

By:	/S/ JOHN L. HAMMOND
Name: John L. Hammond
Title: Vice President, Secretary and General Counsel

Date: December 29, 2003

EXHIBIT INDEX

99.1        Press Release issued December 19, 2003.